EXHIBIT 99.1


                           TEXACO REPORTS 1998 RESULTS
                           ---------------------------

FOR  IMMEDIATE  RELEASE:   TUESDAY, JANUARY 26, 1998.
-----------------------------------------------------
     WHITE PLAINS, N.Y., Jan. 26 - Low crude oil and natural gas prices from weak demand and oversupply, along with foreign currency losses in our Asian downstream operations caused earnings to drop sharply, Texaco Chairman and Chief Executive Officer Peter I. Bijur reported today.

     Commenting on 1998 results, Bijur pointed to the following:

     - Income before special items declined 50 percent in 1998 to $894 million, and declined 80 percent to $92 million in the fourth quarter;

     - Special items reduced 1998 net income to $578 million and caused a fourth quarter net loss of $213 million;

     - Average crude oil prices hit their lowest levels in over 20 years;

     - Currency volatility in Asia caused fourth quarter foreign currency losses of $71 million in the international downstream operations;

     -  Worldwide daily production grew nine percent for the year;

     - Cash operating expenses per barrel decreased eight percent for the year, and

     -  Yearly capital and exploratory expenditures were  $4.0
        billion, a 10 percent reduction from 1997.

   "The industry has not experienced crude oil prices this low since the mid 1970's. Upstream results declined sharply in this low price environment. In the downstream, we continued to have solid performances in our European and Latin American businesses as margins and volumes remained strong. However, in the Asian operations of Caltex, we incurred significant foreign currency losses due to the strengthening of the Korean won and Japanese yen. Also, our U.S. alliances experienced weak results due to poor margins and significant refinery downtime," Bijur added.

                               - more -

                                - 2 -
     Bijur went on to say that the past year has been a challenge for the entire industry, and that the company expects low crude oil prices to continue through at least mid-year 1999.
     "We are not standing still, waiting for prices to improve. We are implementing significant cost and expense reductions across all of our businesses. These reductions, along with the announced $600 million reduction in our 1999 capital-spending program, will enable us to maintain financial flexibility. Texaco is prepared to operate efficiently in this environment and will continue to be competitive in any environment," Bijur noted.
   For 1998, Texaco's income before special items was $894 million ($1.59 per share), down from $1,894 million ($3.45 per share) for 1997. Net income for 1998 was $578 million ($.99 per share), after net special charges of $316 million. This compares to net income of $2,664 million ($4.87 per share) for 1997, after net special benefits of $770 million.
     Texaco's income before special items was $92 million ($.15 per share) for the fourth quarter of 1998, down from $472 million
($.85 per share) for the fourth quarter of 1997. After net special charges of $305 million, there was a net loss for the fourth quarter of 1998 of $213 million ($.43 per share). This compares to net income of $623 million ($1.12 per share) for the fourth quarter of 1997, after net special benefits of $151 million.


                                  Fourth Quarter           Year
                               ---------------     -----------------
Texaco Inc. (Millions):           1998     1997      1998      1997
------------------------------------------------------------------
Income before special items      $  92    $ 472     $ 894     $1,894
                                 -----    -----     -----     ------
Inventory valuation adjustments   (142)       -      (142)         -
Write-downs of assets              (93)     (41)      (93)       (41)
Employee separation costs          (80)       -       (80)         -
Caltex reorganization                -        -       (43)         -
U.S. alliance formation issues     (14)       -       (21)         -
Tax issues                           -       (1)       25        487
Gains on major asset sales           -      193        20        367
Expense  accruals for various
issues                               -        -         -        (43)
Tax benefits on asset sales         24        -        43          -
                                ------    -----     ------    -------
                                  (305)     151      (291)       770
Adoption  of  new  accounting
standard
  Cumulative effect of
    accounting change                -        -       (25)         -
                                ------   ------     ------    ------
Total special items               (305)     151      (316)       770
                                ------   ------    -------    ------
Net income (loss)               $ (213)  $  623    $  578     $2,664
                                ======   ======    ======     ======

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


                                - 3 -
     Caltex has elected to adopt, effective January 1, 1998, SOP 98-5 of the AICPA (see editor's note below), causing Caltex to change the accounting for start-up costs at its Thailand refinery. Texaco's first quarter 1998 earnings have been restated to include an after-tax charge of $25 million.
     The following functional analysis includes details on special items.

ANALYSIS OF OPERATING INCOME
   EXPLORATION AND PRODUCTION

                                   Fourth Quarter           Year
                                ------------------   ---------------
UNITED STATES (Millions):          1998     1997      1998      1997
---------------------------------------------------------------------
Operating income before
   special items                  $ 84    $ 256     $ 383     $1,031
Special items                      (83)     (31)      (63)       (74)
                                  ----    -----     -----     ------
Total operating income            $  1    $ 225     $ 320     $  957
--------------------------------------------------------------------

     U.S. exploration and production income for the fourth quarter and year 1998 were substantially below last year's levels due to lower crude oil and natural gas prices. Average realized crude oil prices for the fourth quarter and year 1998 were $9.74 and $10.60 per barrel, 40 percent below last year's levels. The continued slowing of worldwide demand growth, high inventory levels, and warmer than normal weather patterns caused crude oil prices to reach their lowest quarterly level since 1976. These industry conditions also depressed natural gas prices. For the fourth quarter and year 1998, average natural gas prices were $1.91 and $2.00 per MCF, 27 percent lower than the fourth quarter and 16 percent lower than the year 1997.
    Daily production for the fourth quarter of 1998 was six percent lower than last year's fourth quarter. The lower production was due to natural declines in maturing fields, delays in resuming full production of fields affected by third quarter storms, and the slowing of development expenditures in response to lower commodity prices. Daily production for the year 1998, however, rose five percent from last year's levels. This year's production included new production from the Arnold, Oyster and Barite South fields located in the Gulf of Mexico and a full year's production from the properties acquired from Monterey Resources in November 1997.
    We continued to pursue new reserve opportunities in the Gulf of Mexico leading to higher exploration expenses this year. Exploration expenses for the year were $257 million before tax, $68 million higher than 1997. In the fourth quarter, our exploratory expenses were $62 million, $5 million lower than the fourth quarter of 1997.

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

                                - 4 -
     Special items for 1998 included fourth quarter asset write-downs of $51 million for impaired properties and employee separation costs of $32 million associated with announced restructurings, and a second quarter gain of $20 million from the sale of an interest in a natural gas pipeline. Results for 1997 included fourth quarter asset write-downs of $31 million and second quarter charges of $43 million for royalty and severance tax issues.

                                  Fourth Quarter           Year
                                ------------------   ---------------
INTERNATIONAL (Millions):          1998     1997      1998      1997
---------------------------------------------------------------------
Operating earnings before
   special items                  $  4    $ 100     $ 135     $  438
Special items                      (52)     198       (52)       359
                                  -----   -----     ------    ------
Total operating net income (loss) $(48)   $ 298     $  83     $  797
--------------------------------------------------------------------

     International exploration and production income for the fourth quarter and year 1998 were significantly below last year's levels due to low crude oil and natural gas prices. Crude oil and natural gas prices steadily declined throughout the year with crude oil prices dropping in the fourth quarter to 20 year lows. Average realized crude oil prices for the fourth quarter and year 1998 were $10.22 and $11.20 per barrel, 41 percent lower than the fourth quarter 1997 and 37 percent lower than the year 1997. The weak prices were the result of a continued slowing in worldwide demand growth, high inventory levels, and warmer than normal weather patterns. Additionally, the year included fourth quarter losses associated with natural gas liquids trading.
     Daily production growth for the fourth quarter was 10 percent, and 14 percent for the year. The combined production from the U.K. North Sea Captain, Erskine and Galley fields averaged 78 thousand barrels of oil equivalent per day for the year. Additionally, production growth was realized in the Partitioned Neutral Zone and Indonesia.
     Exploration expenses were lower by $23 million before tax for the quarter and by $78 million for the year. The lower expenditures were due to our expanded program in 1997 coupled with lower 1998 exploratory activity in China and the U.K.
     Operating results for the fourth quarter of 1998 included non-cash currency benefits of $4 million related to deferred income taxes denominated in British Pound Sterling versus a $5 million charge for the fourth quarter 1997. The year 1998 included charges of $2 million versus benefits of $21 million for 1997.

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

                                - 5 -
     Special charges for the fourth quarter of 1998 included asset write-downs of $42 million for the impairment of the Strathspey property in the U.K. North Sea and employee separation costs of $10 million for an announced restructuring. The fourth quarter of 1997 included gains on asset sales of $193 million, a $15 million tax benefit and a $10 million write-down of assets. The year 1997 included additional gains on asset sales of $161 million.

 MANUFACTURING, MARKETING AND DISTRIBUTION

                                  Fourth Quarter           Year
                                ------------------   ---------------
UNITED STATES (Millions):          1998     1997      1998      1997
---------------------------------------------------------------------
Operating income before
   special items                  $ 36     $ 80     $ 278      $ 305
Special items                      (48)       -       (55)        13
                                  -----    -----    ------     -----
Total operating income (loss)     $(12)    $ 80     $ 223      $ 318
--------------------------------------------------------------------

    U.S. manufacturing, marketing and distribution income for the year 1998 included Texaco's interest in: the full year results of Equilon Enterprises LLC, Texaco's western alliance with Shell Oil Company that began operations in January; results for the first half of the year of Star Enterprise, a joint venture between Texaco and Saudi Refining, Inc. in the eastern U.S. that ceased operations in June; and results for the second half of the year for Motiva Enterprises LLC, Texaco's eastern alliance with Shell Oil Company and Saudi Refining, Inc. that began operations in July.
    Weak margins were prevalent throughout 1998 due to high inventory levels and warmer than normal weather conditions in the eastern region. Additionally, significant downtime at several refineries and increased interest expense in both the quarter and year negatively impacted earnings. Lower crude costs and strong lubricant earnings benefited the fourth quarter and year.
    Strong marketing margins and branded gasoline sales as well as minimal refinery downtime benefited the fourth quarter of 1997. Refining margins on the Gulf Coast were strong throughout 1997. On the West Coast, refining margins were weak during the first half of the year due to intense competitive pressures, but improved during the last half of the year. Refinery fires in late 1996 and early 1997 negatively affected product yields and caused casualty loss expense in the first quarter of 1997. Lower crude oil trading margins and clean-up costs from a May pipeline break negatively impacted 1997 earnings.

                               - more -

                                - 6 -
    Results for 1998 included fourth quarter special charges for inventory valuation adjustments of $34 million to reflect lower market prices for crude oil and refined products. The quarter also included net U.S. alliance formation charges of $14 million. The year included additional net charges of $7 million associated with the formation of the U.S. alliances. Results for 1997 included a second quarter gain of $13 million from the sale of credit card operations.


                                   Fourth Quarter          Year
                                ------------------     --------------
INTERNATIONAL (Millions):          1998     1997       1998      1997
---------------------------------------------------------------------
Operating income before
    special items                $   46    $ 160      $ 503    $ 530
Special items                      (128)     (16)      (171)     (16)
                                 ------    ------     -----    -----
Total operating income (loss)    $  (82)   $ 144      $ 332    $ 514
---------------------------------------------------------------------


     International manufacturing and marketing income for the fourth quarter of 1998 declined significantly from 1997. Caltex experienced currency related losses of $71 million. The currency losses were due to substantial strengthening of currencies in Korea and Japan. This compares with favorable Korean net currency-related effects of $70 million realized in the fourth quarter of 1997. Exclusive of these Caltex currency effects, international manufacturing and marketing results improved by nearly 30 percent. In Europe and Latin America, results improved due to higher margins and strong sales volumes.
    Operating results for the year 1998 included currency related losses in the Caltex region of $103 million versus gains of $101 million in 1997. Caltex, the U.K., Central America and the Caribbean showed improved marketing income from higher margins and volumes.
    Operating results for the fourth quarter 1998 included a non-cash currency benefit of $3 million related to deferred income taxes denominated in British Pound Sterling versus a $1 million charge in 1997. The year 1998 included a charge of $3 million compared to a benefit of $7 million for the year 1997.
     Results for 1998 included fourth quarter special charges for inventory valuation adjustments of $108 million to reflect lower market prices for crude oil and refined products, and employee separation costs of $20 million in Europe and Latin America associated with cost cutting initiatives. The third quarter of 1998 included a charge of $43 million for a reorganization program in Caltex. Special items for 1997 included a fourth quarter charge of $16 million, primarily for a European deferred tax adjustment.

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

                                - 7 -
CORPORATE/NONOPERATING RESULTS

                                  Fourth Quarter          Year
                                ------------------     --------------
(Millions):                        1998     1997       1998     1997
---------------------------------------------------------------------
Results before special items     $  (80)  $ (125)     $(411)   $(427)
Special items                         6        -         50      488
                                 ------   ------      -----    -----
Total corporate/nonoperating     $  (74)  $ (125)     $(361)   $  61
---------------------------------------------------------------------

     Nonoperating results improved for the fourth quarter and year. Lower overhead and tax expenses as well as higher interest income more than offset increased interest expense arising from higher debt levels.
    Special items for 1998 included fourth quarter tax benefits on asset sales of $24 million and employee separation costs of $18 million, a third quarter tax benefit of $25 million to adjust prior year's tax liabilities and second quarter tax benefits on asset sales of $19 million. Results for 1997 included a first quarter benefit of $488 million associated with an IRS settlement.


CAPITAL AND EXPLORATORY EXPENDITURES

    Capital and exploratory expenditures were $4,019 million for the year 1998, compared to $5,930 million for 1997. Included in 1997 was the $1.4 billion acquisition of Monterey Resources Inc., a California producing company. Excluding this acquisition, capital and exploratory expenditures declined by 10 percent in 1998. This decrease reflects the deferral of selected projects given the lower prevailing energy prices.
    In the United States, we continued to focus on both the traditional shelf and deepwater areas of the Gulf of Mexico, however, development drilling slowed. Exploratory activity in the United States increased as we selectively pursued our program to grow oil and gas production and reserves.
    Internationally, investment activity decreased as a result of the completion of several large projects in the U.K. North Sea and Denmark. Exploratory drilling also decreased primarily in far eastern areas. Texaco continued to maintain an investment program in the North Sea, Indonesia, China, Australia and West Africa. Upstream expenditures also reflect our continued investments in the Karachaganak and the North Buzachi ventures in Kazakhstan, both discovered reserve opportunities.
    Lower international downstream expenditures in the Caltex and European marketing areas were due to higher 1997 service station investments. Partly offsetting these declines were increased investments associated with the Caltex refinery in Thailand.

                               - more -

                                - 8 -
    In the United States, downstream expenditures were maintained at the same level by Texaco and its affiliates for both 1998 and 1997.

                                - xxx -

CONTACTS:   Faye Cox        914-253-7745
            Chris Gidez     914-253-4042
            Kelly McAndrew  914-253-6295


INVESTOR RELATIONS:

            Elizabeth Smith 914-253-4478

Listen in live to Texaco's 1998 earnings discussion with financial analysts on Wednesday, January 27, at 1:00 pm EST at:

   http://www.events.broadcast.com/events/texaco/q498earnings
   ----------------------------------------------------------

For technical assistance, call Sheila Lujan at 800-366-9831

Note: This press release contains forward-looking statements about Texaco's expectations for crude oil prices in 1999 and its plans for capital and exploratory spending and for cost and expense reductions. These expectations and plans may change if business conditions, such as energy prices, world economic conditions, demand growth, inventory levels, and weather patterns change. For a further discussion of additional factors that could cause actual results to materially differ from those in the forward-looking statements, please refer to the section entitled "Forward-Looking Statements" in Texaco's 1997 Annual Report on Form 10-K.

SOP 98-5 is an accounting rule adopted by the American Institute of Certified Public Accountants (AICPA) in 1998. It provides that costs incurred during the start-up period for a new facility, new product, process or service, or expansion of business area or customer base must be charged to expense as incurred. This does not include costs during the construction phase of a new facility.

                               - more -

                                - 9 -

                              Fourth Quarter (a)         Year (a)
                            --------------------     ----------------
FUNCTIONAL NET INCOME          1998       1997        1998     1997
(Millions)                  --------     ------      ------   -------

Operating income (loss)
  Petroleum and natural gas
    Exploration and production
  United States                  $    1     $ 225    $ 320   $  957
  International                     (48)      298       83      797
                                 ------     -----    -----   ------
      Total                         (47)      523      403    1,754
                                 ------    ------    -----   ------
Manufacturing, marketing
and distribution
  United States                     (12)       80      223      318
  International                     (82)      144      332      514
                                 ------     -----    -----   ------
     Total                          (94)      224      555      832
                                 ------     -----    -----   ------
     Total petroleum and
     natural gas                   (141)      747      958    2,586

  Nonpetroleum                        2         1        6       17
                                 ------     -----    -----   ------
  Total operating income (loss)    (139)      748      964    2,603

Corporate/Nonoperating              (74)     (125)    (361)      61
                                 ------     -----    -----   ------
  Income (loss) before
     cumulative effect of
     accounting change             (213)      623      603    2,664
Cumulative effect of accounting
     change (b)                       -         -      (25)       -
                                 ------     -----    -----   ------
     Net income (loss)           $ (213)    $ 623    $ 578   $2,664
                                 ======     =====    =====   ======
Net income (loss) per common
    share (Dollars)
      Diluted                    $(0.43)    $ 1.12   $ 0.99  $ 4.87

Average number of common
    shares outstanding for
    computation of earnings
    per share (Millions)
        Diluted                   525.4      550.2    529.0   542.6

Provision for (benefit from)
   income taxes included
   in net income (loss)          $ (160)    $  252   $   98  $  663

(a) Includes special items as detailed in this release.
(b) Previously reported results for the first quarter of 1998 have been restated for the adoption by Caltex of SOP 98-5 of the AICPA.

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


                                - 10 -

                             Fourth Quarter                 Year
                            -------------------     ----------------
OTHER FINANCIAL DATA           1998      1997        1998     1997
(Millions)                  --------    ------      ------   -------

Revenues                    $ 7,809    $12,049     $31,707   $46,667

Total assets as of
   December 31                                  (c)$28,300   $29,600

Stockholders' equity as of
  December 31                                   (c)$11,840   $12,766

Total debt as of
  December 31                                   (c)$ 7,300   $ 6,392

Capital and exploratory
  expenditures
  Exploration and production
    United States
    Acquisition of Monterey
    Resources               $     -    $ 1,448     $     -   $ 1,448
    Other                       303        463       1,554     1,735
                            -------    -------     -------   -------
        Total                   303      1,911       1,554     3,183
    International               438        421       1,272     1,411
                            -------    -------     -------   -------
        Total                   741      2,332       2,826     4,594
                            -------    -------     -------   -------

  Manufacturing, marketing
  and distribution
    United States               130        185         433       431
    International               368        362         726       848
                            -------    -------     -------   -------
          Total                 498        547       1,159     1,279
                            -------    -------     -------   -------

  Other                          11         28          34        57
                            -------    -------     -------   -------
          Total             $ 1,250    $ 2,907     $ 4,019   $ 5,930
                            =======    =======     =======   =======

Exploratory expenses
included above
   United States            $    62    $    67     $   257   $   189
   International                 75         98         204       282
                            -------    -------     -------   -------
          Total             $   137    $   165     $   461   $   471
                            =======    =======     =======   =======

Dividends paid to common
stockholders                $   236    $   242     $   952   $   918
Dividends per common share
(Dollars)                   $  0.45    $  0.45     $  1.80   $  1.75

Dividend requirements for
preferred stockholders      $    14    $    14     $    54   $    56

(c) Preliminary

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

                                - 11 -

                               Fourth Quarter               Year
                            -------------------     ----------------
OPERATING DATA                 1998      1997        1998     1997
--------------              --------    ------      ------   -------

Exploration and Production
--------------------------

United States
-------------
 Net production of crude
   oil and natural gas
   liquids (MBPD)               401       425         433       396
 Net production of
   natural gas -
   available for sale
   (MMCFPD)                   1,637     1,768       1,679     1,706

   Total net production
      (MBOEPD)                  674       720         713       680

 Natural gas sales (MMCFPD)   3,719     3,629       3,873     3,584

 Average U.S. crude
  (per bbl.)                 $ 9.74    $16.36      $10.60    $17.34
 Average U.S. natural
  gas (per mcf)              $ 1.91    $ 2.63      $ 2.00    $ 2.37
 Average WTI (Spot)
  (per bbl.)                 $12.88    $19.92      $14.39    $20.61
 Average Kern (Spot)
  (per bbl.)                 $ 8.22    $14.41      $ 8.38    $14.71

International
-------------
  Net production of crude
   oil and natural gas
   liquids (MBPD)
    Europe                      163       149         158       125
    Indonesia                   186       155         166       150
    Partitioned Neutral Zone    113       105         108        97
    Other                        63        63          65        65
                             ------    ------      ------    ------
       Total                    525       472         497       437
  Net production of
   natural gas -
   available for sale
   (MMCFPD)
     Europe                     304       245         267       209
     Colombia                   163       204         180       177
     Other                       85        78         101        85
                             ------    ------      ------    ------
     Total                      552       527         548       471

     Total net production
      (MBOEPD)                  617       560         588       516

     Natural gas sales
      (MMCFPD)                  579       682         664       592

  Average International
   crude (per bbl.)          $10.22    $17.44      $11.20    $17.64
  Average U.K. natural
   gas (per mcf)             $ 2.54    $ 2.75      $ 2.54    $ 2.70
  Average Colombia natural
   gas (per mcf)             $ 0.72    $ 0.87      $ 0.84    $ 0.98

Worldwide
---------
  Total net production
   (MBOEPD)                   1,291     1,280       1,301     1,196

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                                - 12 -

                               Fourth Quarter              Year
                            -------------------     ----------------
OPERATING DATA                1998       1997         1998     1997
--------------              --------    ------      ------   -------
Manufacturing, Marketing
 and Distribution
 ----------------

United States
-------------
  Refinery input (MBPD)
    Western U.S.                385       407         387       413
    Eastern U.S.                298       332         311       334
                              -----     -----       -----     -----
       Total                    683       739         698       747

  Refined product sales
   (MBPD)
    Western U.S.                599       496         585       493
    Eastern U.S.                412       322         377       323
    Other Operations            279       200         241       206
                              -----     -----       -----     -----
      Total                   1,290     1,018       1,203     1,022

International
-------------
  Refinery input (MBPD)
    Europe                      332       333         350       336
    Caltex                      418       432         417       408
    Latin America/West
      Africa                     67        63          65        60
                              -----     -----       -----     -----
      Total                     817       828         832       804

  Refined product sales
   (MBPD)
    Europe                      586       545         571       509
    Caltex                      629       592         593       571
    Latin America/West
      Africa                    488       447         462       418
    Other                        77        73          59        65
                              -----     -----       -----     -----
      Total                   1,780     1,657       1,685     1,563
